UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 9, 2007

CALVIN B. TAYLOR BANKSHARES, INC.
 (Exact name of registrant as specified in its charter)

 Maryland                       000-50047                     52-1948274
            (State of incorporation)   (Commission file number) (IRS Employer Identification No.)

24 North Main Street, Berlin, Maryland 21811
 Address of principal executive offices

(410) 641-1700
 Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Section 8 – Other Events

Item 8.01 Other Events

On May 9, 2007, the Board of Directors authorized the Registrant to acquire 314,072 of shares of its common stock in open market transactions. The Board of Directors established a maximum repurchase price of $39.00 per share.

This action modifies and continues an ongoing program.

SIGNATURES

Pursuant to the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Calvin B. Taylor Bankshares, Inc.

Date: May 18, 2007_______         By: /s/ Reese F. Cropper, Jr.

                                                                Chairman of the Board of Directors

Date: May 18, 2007_______         By: /s/ Raymond M. Thompson

                                                                President & Chief Executive Officer